Exhibit 99.1

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.


Charter of Audit Committee of the Board of Directors
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Audit committee purpose


The Audit committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities. The Audit committee primary duties and responsibilities are to:


 Monitor the integrity of the Company `s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.


Monitor the independence and performance of the Company `s independent auditors and any internal auditing department.


Report to the Board of Directors, as appropriate.


Review areas of potential significant financial risk to the company.


The Audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has access to the independent auditors as well as anyone in the organization. The audit committee has the ability to retain at the company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


Audit Committee Composition and Meeting


Audit committee members shall meet the requirements of the American stock exchange .The Audit committee shall be comprised of two directors as determined by the board one of whom shall be an independent non-executive director free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee shall have accounting or related financial management expertise.












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Audit committee members shall be appointed by the Board. If an audit committee chair is not designated or present the members of the committee may designate a chair by majority vote of the committee membership.


The committee shall meet at least three times annually or more frequently as circumstances dictate. The audit committee chair shall prepare and/or approve an agenda in advance of each meeting. The committee should meet privately in executive session at least annually with management the independent auditors and as a committee to discuss any matters that the committee or each of these groups believe should be discussed. In addition, the committee, or at least its chair, should communicate with management and the independent auditors quarterly to review the company's financial statement and significant findings based upon the auditor's limited review procedures.


Audit Committee Responsibilities and Duties

Review Procedure
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1.       Review and reassess the adequacy of this charter at least annually.
         Submit the charter to the board of directors for approval and have the document published at least every three years in accordance with SEC regulations.


2. Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.


3. In consultation with the management and the independent auditors, Consider the integrity of the Company's financial reporting processes And controls. Discuss significant financial risk exposure and the steps Management has taken to monitor control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.


4. Review with financial management and the independent auditors the Company' s quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution .Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.













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         The Chair of the Committee may represent the entire audit committee for purposes of this review.



Independent Auditors
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5.       The independent auditors are ultimately accountable to the audit
         Committee and the Board of Directors .The Audit committee shall review The independence and performance of the auditors and annually Recommend to the board of directors the appointment of the Independent auditors or approve any discharge of auditors When circumstances warrant.


6. Approve the fees and other significant compensation to be paid to the independent auditors.


7. On an annual basis the committee should review and discuss with the independent auditors, all significant relationships they have with the company that could impair the auditor's independence.


8. Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.


9. Prior to releasing the year-end earnings, discuss the result of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committee in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgment about the quality and appropriateness of the company's accounting principles as applied in . it's financial reporting.


Other Audit Committee Responsibilities
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11.      Annually prepare a report to shareholders required by the Securities
         Exchange Commission. The report should be included in the

















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         Company's annual proxy statement.


12. Perform any other activities consistent with this charter, the Company's by-laws and governing law, as the committee or the Board deems necessary or appropriate.


13. Maintain minutes of meeting and periodically report to the Board of Directors on significant results of the foregoing activities.


14.      Periodically perform self-assessment of audit committee performance.


15.      Review CFO and controller succession planning within the Company.